EXHIBIT 99.1

Pursuant to Rule 13d-1(f)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.

IDANTA PARTNERS LTD.
a Texas limited partnership

by:  /s/ David J. Dunn                  by:  /s/ Dev Purkayastha
     David J. Dunn, Trustee                  Dev Purkayastha, Trustee
     Dunn Family Trust                       Purkayastha Family Trust
     General Partner                         General Partner



by:  /s/ Perscilla Faily
     Perscilla Faily, Trustee
     Perscilla Faily Trust
     General Partner

DUNN FAMILY TRUST


by:  /s/ David J. Dunn
     David J. Dunn, Trustee


PURKAYASTHA FAMILY TRUST           ANJALI K. PURKAYASTHA



by:  /s/ Dev Purkayastha           by:  /s/ Dev Purkayastha
     Dev Purkayastha, Trustee           Dev Purkayastha, Custodian, UGMA


PERSCILLA FAILY TRUST


by:  /s/ Perscilla Faily
     Perscilla Faily, Trustee